SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2011

Cigna Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-08323	06-1059331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cottage Grove Road Bloomfield, Connecticut 06002
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 226-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In connection with the offering of $600,000,000 aggregate principal amount of 2.750% Senior Notes due 2016 (the "5-Year Notes"), $750,000,000 aggregate principal amount of 4.000% Senior Notes due 2022 (the "10-Year Notes") and $750,000,000 aggregate principal amount of 5.375% Senior Notes due 2042 (the "30-Year Notes" and, together with the 5-Year Notes and the 10-Year Notes, the “Notes”) pursuant to an Underwriting Agreement, dated November 3, 2011 (by and among Cigna Corporation (the “Company”) and Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC, as representatives of the underwriters), the Company is filing a copy of the opinion of Davis Polk & Wardwell LLP, counsel to the Company, relating to the legality of the Notes as Exhibit 5.1 hereto.

The offering of the Notes is pursuant to an effective shelf registration statement on Form S-3ASR, File No. 333-161227.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date:	November 10, 2011	By:	/s/ Nicole S. Jones
			Name:	Nicole S. Jones
			Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
5.1	Opinion of Davis Polk & Wardwell LLP.	Filed herewith.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).	Filed herewith.